As filed with the Securities and Exchange Commission on December 21, 2011

Registration No. 333-178651

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO
FORM S-11
FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

United Realty Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland	6798	45-3770595
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

United Realty Trust Incorporated
44 Wall Street
Second Floor
New York, NY 10005
(212) 388-6800

(Address, including zip code, and telephone number,
including area code, of the registrant’s principal executive offices)

Jacob Frydman
c/o United Realty Trust Incorporated
44 Wall Street
Second Floor
New York, NY 10005
(212) 388-6800

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Peter M. Fass, Esq.
James P. Gerkis, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
(212) 969-3000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, $0.01 par value per share	100,000,000 shares		$11.00	(1)	$1,097,250,000	(2)	$125,744.85
Common stock, $0.01 par value per share	20,000,000 shares	(3)	$9.50		$190,000,000		$21,774.00
Total					$1,287,250,000		$147,518.85

(1)	The offering price per share of our common stock, $0.01 par value per share, or Common Shares, shown, which consists of a price of $10.00 per Common Share plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, will apply after we sell the first 5,000,000 Common Shares at $9.50 per Common Share plus applicable selling commissions, dealer manager fee and marketing fee of $0.95 per Common Share.
(2)	The aggregate offering price shown reflects the sale of 5,000,000 Common Shares at $9.50 per Common Share plus applicable selling commissions and dealer manager fee of $0.95 per Common Share, for a total offering price of $10.45 per Common Share, and 95,000,000 Common Shares sold at a price of $10.00 per Common Share plus applicable selling commissions and dealer manager fee of $1.00 per Common Share, for a total offering price of $11.00 per Common Share.
(3)	Represents Common Shares to be issued pursuant to our distribution reinvestment program, or DRIP. The offering price per Common Share issuable pursuant to our DRIP is estimated for purposes of calculating the registration fee at $9.50 per Common Share. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Amendment No. 1 is being filed solely for the purpose of filing a corrected version of Exhibit 23.1. No changes have been made to the form of preliminary prospectus constituting Part I of the Registration Statement or to Part II of the Registration Statement.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered other than selling commissions and dealer manager fee.

Item	Amount
SEC registration fee	$147,518.85
FINRA filing fee	75,500.00
Legal fees and expenses
Blue sky fees and expenses
Accounting fees and expenses
Sales and advertising expenses
Issuer costs regarding bona fide training and education meetings and retail seminars
Printing
Stockholder relations, transfer agent and fulfillment costs
Due diligence expenses (retailing)
Legal fees – underwriter portion
Telephone and Internet
Miscellaneous expenses
Total	$223,018.85

Item 32. Sales to Special Parties

URTI LP, LLC will receive a special limited partner interest in distributions of our operating partnership. Stockholders will be allowed to purchase Common Shares pursuant to our DRIP without paying selling commissions or dealer manager fee. Purchasers of Common Shares who are entitled to volume discounts will pay reduced selling commissions and dealer manager fee. Our executive officers and directors, as well as officers and employees of United Realty Advisors LP and their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends, and institutional investors, may purchase Common Shares offered in this offering at a discount. The offering price for such Common Shares will be $9.50 per Common Share until the first 5,000,000 Common Shares are sold in our primary offering, and then $10.00 per Common Share, reflecting the fact that selling commissions in the amount of 6.45% of the purchase price per Common Share (exclusive of selling commissions and dealer manager fee) and a dealer manager fee in the amount of 3.55% of the purchase price per Common Share (exclusive of selling commissions and dealer manager fee) will not be payable in connection with such sales. “Friends” means those individuals who have had longstanding business or personal relationships with our executive officers and directors. “Institutional investors” means institutional accredited investors as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act of 1933, or the Securities Act. See “Plan of Distribution — Volume Discounts” and “Plan of Distribution — Common Shares Purchased by Affiliates and Institutional Investors” in the accompanying prospectus.

In connection with our organization, on November 17, 2011, United Realty Advisor Holdings LLC purchased from us 20,000 Common Shares for $10.00 per Common Share for an aggregate purchase price of $200,000.

On November 25, 2011, our sponsor purchased an aggregate of 500,000 preferred shares from us in exchange for $50,000 cash.

Item 33. Recent Sales of Unregistered Securities

In connection with our organization, on November 17, 2011, United Realty Advisor Holdings LLC purchased from us 20,000 Common Shares for $10.00 per Common Share for an aggregate purchase price of $200,000. We expect that we will make a capital contribution to United Realty Capital Operating Partnership,

L.P., our operating partnership, in the amount of $200,000 in exchange for 20,000 general partner units of the operating partnership. We expect that URTI LP, LLC, a wholly owned subsidiary of the general partner of our advisor, also will make a capital contribution to our operating partnership in the amount of $2,000 in exchange for 200 limited partner units of the operating partnership. The 200 limited partner units that we expect will be issued to URTI LP, LLC may be exchanged for the cash value of a corresponding number of Common Shares or, at our option, a corresponding amount of cash. No sales commission or other consideration will be paid in connection with such sales, which will be consummated without registration under the Securities Act in reliance upon the exemption from registration in Section 4(2) of the Securities Act as transactions not involving any public offering.

On November 25, 2011, our sponsor purchased from us an aggregate of 500,000 preferred shares in exchange for $50,000 cash. The transaction with respect to the preferred shares were exempt from registration under the Securities Act, pursuant to Section 4(2) thereof.

Item 34. Indemnification of Directors and Officers

Maryland law permits a corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;
•	the director or officer actually received an improper personal benefit in money, property or services; or
•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Except as restricted by Maryland law or the conditions set forth below, our charter limits the liability of our directors and officers to the Company and its stockholders for money damages.

Except as restricted by Maryland law or the conditions set forth below, the charter also requires that we (a) indemnify a director, an officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them in connection with or by reason of any act or omission performed or omitted to be performed on our behalf in such capacity and (b) pay or reimburse their reasonable expenses in advance of the final disposition of a proceeding.

However, under our charter, we shall not indemnify a director, the advisor or any of the advisor’s affiliates (each, an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall we hold an Indemnitee harmless for any loss or liability suffered by us, unless all of the following conditions are met:

(a) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in our the best interests; (b) the Indemnitee was acting on behalf of or performing services for us; (c) such liability or loss was not the result of (i) negligence or misconduct by the Indemnitee, excluding an independent director, or (ii) gross negligence or willful misconduct by an independent director; and (d) such indemnification or agreement to hold harmless is recoverable only out of our net assets and not from our holders of Common Shares. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by us for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular Indemnitee; (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission (the “SEC”) and of the published position of any state securities regulatory authority of a jurisdiction in which our securities were offered or sold as to indemnification for violations of securities laws.

The charter further provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (a) the legal action relates to acts or omissions with respect to the performance of duties or services on our behalf; (b) the legal action is initiated by a third party who is not a holder of Common Shares or the legal action is initiated by a holder of Common Shares acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (c) the Indemnitee provides us with written affirmation of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification has been met and undertakes to repay the advanced funds to us, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

We also will purchase and maintain insurance on behalf of all our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a)  Financial Statements.  See Index to Consolidated Balance Sheet and Prior Performance Tables.

(b)  Exhibits.  The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1*	Form of Exclusive Dealer Manager Agreement
3.1*	Form of Articles of Amendment and Restatement
3.2*	Form of Bylaws
4.1*	Form of Subscription Agreement, included as Appendix B to prospectus
4.2*	Statement regarding restrictions on transferability of Common Shares (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates)
4.3*	Distribution Reinvestment Program, included as Appendix C to prospectus
4.4*	Share Repurchase Program
4.5*	Form of Amended and Restated Escrow Agreement

Ex.	Description
5.1*	Opinion of Venable LLP re legality
8.1*	Opinion of Proskauer Rose LLP re tax matters
10.1*	Form of Advisory Agreement
10.2*	Form of Property Management Agreement
10.3*	Form of Employee and Director Incentive Restricted Share Plan
21.1*	Subsidiaries of the Company
23.1	Consent of Ernst & Young LLP
23.2*	Consent of Proskauer Rose LLP
23.3*	Consent of Venable LLP
24.1*	Power of Attorney
99.1*	Consent of Independent Director Nominee
99.2*	Consent of Independent Director Nominee
99.3*	Consent of Independent Director Nominee

*	To be filed by amendment

Item 37. Undertakings

(a)  The Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(b)  The Registrant undertakes (i) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, (ii) that all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed, and (iii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)  The Registrant undertakes that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)  For the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the Registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant, and (iv) any other communication that is an offer in the offering made by the Registrant to the purchaser.

(e)  The Registrant undertakes to send to each stockholder, at least on an annual basis, a detailed statement of any transaction with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(f)  The Registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for the significant properties acquired during the distribution period if such financial statements have been filed or would be due under Items 2.01 and 9.01 of Form 8-K.

(g)  The Registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

(h)  The Registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations.

(i)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j)  The Registrant undertakes to provide to the dealer manager at the closings specified in the dealer manager agreement the following: (i) if the securities are certificated, certificates in such denominations and registered in such names as required by the dealer manager to permit prompt delivery to each purchaser or (ii) if the securities are not certificated, a written statement of the information required on certificates that is required to be delivered to stockholders to permit prompt delivery to each purchaser.

Table VI

ACQUISITIONS OF PROPERTIES

(UNAUDITED)

ACQUISITION OF NON-PUBLIC PROGRAM PROPERTIES —
JACOB FRYDMAN AND AFFILIATES

NOT APPLICABLE

Table VI

ACQUISITIONS OF PROPERTIES

(UNAUDITED)

ACQUISITION OF NON-PUBLIC PROGRAM PROPERTIES —
ELI VERSCHLEISER AND AFFILIATES

Table VI provides summary information on the acquisition of all Program and Non-Program properties by Eli Verschleiser and his affiliates during the three years ending December 31, 2011.

Property	Type of Property	No. of Units	First Date of Purchase	Last Date of Purchase	Selling Price, Net of Closing Costs and GAAP Adjustments
					Mortgage Financing at Date of Purchase	Cash Down Payment	Contract Purchase Price Plus Acquisition Fee
2008 Funds	Residential/Condominium	506	10/1/2008	12/22/2008	$—	$2,479,591	$2,479,591
2009 Funds	Residential/Condominium	907	3/10/2009	7/26/2009	$—	$4,912,735	$4,912,735
2010 Funds	Residential/Condominium, One Commercial, 16 acre land parcel	336 Residential Units	9/15/2009	1/22/2010	$—	$1,884,145	$1,884,145

ACQUISITIONS OF PROPERTIES SINCE 1996 —
JACOB FRYDMAN AND AFFILIATES

(UNAUDITED)

This table provides a detailed summary on the performance of the 27 properties acquired since 1996 by Mr. Frydman and his affiliates for Mr. Frydman's own account. Prior investment activities of Mr. Frydman and his affiliates for his own account had substantially different investment objectives than ours. Investors should not assume that they will experience returns, if any, comparable to those experienced in such prior investment activities.

Property	TOTALS FOR ALL PROPERTIES 1996 – 2011	TOTALS FOR ALL PROPERTIES SOLD 1996 – 2011	TOTALS FOR PROPERTIES STILL BEING HELD	Two Dag Hammarskjöld Plaza 866 Second Avenue New York, NY	Courthouse Square 150 Grand Street, White Plains, NY	Aetna Building 151 William Street New York, NY
(1) Type of Property				Office Condominiums	Office	Office
(2) Gross Leasable Space — sq. ft.	5,398,876	3,808,067	1,590,809	71,322	77,880	179,364
(3) Total Sq. Footage	5,742,192	4,151,383	1,590,809	96,750	96,097	200,000
(4) No. of Units	2,523	2,411	112
(5) Acreage	915	907	7
(6) Date Acquired				5/9/1996	8/9/1996	10/26/1996
(7) Date of Sale				2/1/1997 – 11/1/1997	11/12/1998	11/20/2001
(8) Number of years held				1.50	2.16	5.00
(9) Original mortgage financing	$281,942,269.00	$159,220,000.00	$122,722,269.00	$10,500,000.00	$5,200,000.00	$6,800,000.00
(10) Total costs of properties, including closing and soft costs	$261,973,021.32	$123,216,368.66	$138,756,652.66	$12,094,934.02	$5,922,500.00	$7,364,500.00
(11) Total Cumulative Capital Advanced during period owned	$53,344,459.63	$21,468,332.83	$31,876,126.80	$2,594,934.02	$722,500.00	$564,500.00
(12) Total Selling Price, Net of Closing Costs	$226,102,266.11	$226,102,266.11	$—	$24,240,545.00	$6,851,912.56	$16,844,046.22
(13) Mortgage Balance at time of Sale	$167,038,663.89	$167,038,663.89	$—	$11,500,000.00	$4,624,999.96	$10,356,027.28
(14) Total Cumulative Cash Distributions During Period Owned from Operations and Refinancing	$86,215,836.33	$9,210,464.33	$77,005,372.00	$—	$436,777.33	$3,556,027.00
(15) Cash Received Net of Closing costs	$73,568,252.73	$73,568,252.73	$—	$12,740,545.00	$2,226,912.60	$6,488,019.00
(16) Total Cash Distributions	$159,784,089.06	$82,778,717.06	$77,005,372.00	$12,740,545.00	$2,663,689.93	$10,044,046.00
(17) Excess (Deficiency) Cash over Cash Expenditures	$118,509,656.23	$61,307,384.23	$57,202,272.00	$10,145,610.98	$1,941,189.93	$9,479,546.00
(18) Percent Return of Capital(1)	299.53%	385.59%	241.58%	490.98%	368.68%	1779.28%
(19) Percent Return on Capital(2)	222.16%	285.57%	179.45%	390.98%	268.68%	1679.28%
(20) Percent Return of Capital — Annualized(3)	100.27%	177.95%	16.61%	327.32%	170.68%	355.86%
(21) Percent Return on Capital — Annualized(4)	71.29%	132.32%	5.56%	260.65%	124.39%	335.86%

(1)	Percent Return of Capital is calculated by dividing Total Cash Distributions, Item (16) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(2)	Percent Return on Capital is calculated by dividing Excess (Deficiency) Cash over Cash Expenditures, Item (17) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(3)	Percent Return of Capital — Annualized is calculated as follows: Percent Return of Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Capital — Annualized is calculated as follows: Percent Return on Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

Property	Savoy Little Neck 1555 Little Neck Parkway Queens, NY	Liberty Village Campbell Mountain Road Lynchburg, VA	Savoy Brick Township 280 Drum Point Road Brick, NJ	JC Studios Avenue “M” Brooklyn, NY	Savoy Staten Island 801 Narrows Road Staten Island, NJ	Lake Diamond 20 Golf View Drive Ocala, FL
Type of Property	Senior Assisted Living/ Medical	Development/ Senior Housing	Land/ Development	Television Production Studio	Development/ Assisted Living	Development/ Residential/ 18-Hole Golf Course
Gross Leasable Space — sq. ft.	120,000			95,870	63,263
Total Sq. Footage	120,000			95,870	63,263
No. of Units	148	1,135			157	907
Acreage		140.00	17.50	1.23	3.09	550.00
Date Acquired	3/11/1999	12/1/1999	12/22/1999	1/28/2000	5/15/2000	5/22/2002
Date of Sale	6/14/2004	N/A	8/7/2000	currently owned	11/19/2003	12/19/2005
Number of years held	5.25	4.00	0.58	11.00	3.50	3.58
Original mortgage financing	$17,000,000.00	$20,000,000.00	$1,250,000.00	$9,000,000.00	$1,170,000.00	$6,000,000.00
Total costs of properties, including closing and soft costs	$5,974,000.00	$837,843.42	$1,287,500.00	$8,240,000.00	$1,642,232.10	$5,395,544.01
Total Cumulative Capital Advanced during period owned	$4,400,255.00	$787,843.00	$245,081.08	$2,900,000.00	$472,232.10	$1,086,243.04
Total Selling Price, Net of Closing Costs	$24,427,592.31		$2,075,000.00		$3,090,000.00	$8,730,000.00
Mortgage Balance at time of Sale	$16,672,854.92		$1,300,000.00		$3,000,000.00	$6,000,000.00
Total Cumulative Cash Distributions During Period Owned from Operations and Refinancing	$751,000.00		$50,000.00	$8,860,000.00	$1,830,000.00	$—
Cash Received Net of Closing costs	$7,754,737.00		$775,000.00		$90,000.00	$2,730,000.00
Total Cash Distributions	$8,505,737.00		$825,000.00	$8,860,000.00	$1,920,000.00	$2,730,000.00
Excess (Deficiency) Cash over Cash Expenditures	$4,105,482.00	$—	$579,918.92	$5,960,000.00	$1,447,767.90	$1,643,756.96
Percent Return of Capital(1)	193.30%	-100%	336.62%	305.52%	406.58%	251.32%
Percent Return on Capital(2)	93.30%		236.62%	205.52%	306.58%	151.32%
Percent Return of Capital — Annualized(3)	36.82%	N/A	580.38%	27.77%	116.17%	70.20%
Percent Return on Capital — Annualized(4)	17.77%	N/A	407.97%	18.68%	87.59%	42.27%

(1)	Percent Return of Capital is calculated by dividing Total Cash Distributions, Item (16) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(2)	Percent Return on Capital is calculated by dividing Excess (Deficiency) Cash over Cash Expenditures, Item (17) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(3)	Percent Return of Capital — Annualized is calculated as follows: Percent Return of Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Capital — Annualized is calculated as follows: Percent Return on Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

Property	The Plaza at Sawmill Place Columbus, OH	DHL Center 500 Tenth Avenue New York, NY	The Global Crossing Building 636 Eleventh Avenue New York, NY	River's Edge Lloyd, NY	University Place 385 McDonald Avenue Brooklyn, NY	Forest Oaks — Mount Airy, NC
Type of Property	Shopping Center	Distribution/ Office	Office/Data Center	Residential PUD/ Shopping Center/ 500 Parking Units	Residential/ Student Housing	Shopping Center
Gross Leasable Space — sq. ft.	194,754	250,000	600,000	130,000	47,496	125,719
Total Sq. Footage	194,754	250,000	600,000	130,000	47,496	125,719
No. of Units					64
Acreage				196.00
Date Acquired	9/5/2002	9/5/2002	3/19/2003	12/1/2004	9/7/2005	2/6/2006
Date of Sale	8/15/2005	currently owned	4/21/2005	12/16/2009 & 3/1/2010 (3)	1/6/2010	currently owned
Number of years held	3.00	11.25	2.08	5.00	4.33	5.75
Original mortgage financing	$18,000,000.00	$39,750,000.00	$59,500,000.00	$—	$12,000,000.00	$6,756,490.00
Total costs of properties, including closing and soft costs	$20,034,873.33	$40,425,000.00	$46,185,230.00	$1,590,000.00	$10,993,340.06	$8,715,880.31
Total Cumulative Capital Advanced during period owned	$2,500,000.00	$8,500,000.00	$3,001,044.00	$1,685,000.00	$675,515.03	$2,190,285.00
Total Selling Price, Net of Closing Costs	$22,344,000.00		$91,242,345.94	$2,069,806.51	$13,017,017.57
Mortgage Balance at time of Sale	$17,995,248.06		$59,317,865.26	$1,250,000.00	$13,017,017.57
Total Cumulative Cash Distributions During Period Owned from Operations and Refinancing	$330,000.00	$59,742,272.00	$—	$1,250,000.00	$1,006,660.00	$200,000.00
Cash Received Net of Closing costs	$4,348,751.94		$31,924,480.68	$819,806.51	$—
Total Cash Distributions	$4,678,751.94	$59,742,272.00	$31,924,480.68	$2,069,806.51	$1,006,660.00	$200,000.00
Excess (Deficiency) Cash over Cash Expenditures	$2,175,751.94	$51,242,272.00	$28,923,436.68	$384,806.51	$331,144.97	N/A
Percent Return of Capital(1)	187.15%	702.85%	1063.78%	122.84%	149.02%	9.13%
Percent Return on Capital(2)	87.03%	602.85%	963.78%	22.84%	49.02%
Percent Return of Capital — Annualized(3)	62.38%	62.48%	511.43%	24.57%	34.42%	1.59%
Percent Return on Capital — Annualized(4)	29.01%	53.59%	463.36%	4.57%	11.32%	N/A

(1)	Percent Return of Capital is calculated by dividing Total Cash Distributions, Item (16) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(2)	Percent Return on Capital is calculated by dividing Excess (Deficiency) Cash over Cash Expenditures, Item (17) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(3)	Percent Return of Capital — Annualized is calculated as follows: Percent Return of Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Capital — Annualized is calculated as follows: Percent Return on Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

Property	Inverness Regional Shopping Center Inverness, FL	700 North Delaware Philadelphia, PA	Ashton Park Route 9 & Old Post Rd Poughkeepsie, NY	Foundren Southwest Village Houston, TX	319 Main Street Poughkeepsie, NY	442 Civic Center Dr Augusta, ME
(1) Type of Property	Shopping Center	Development/ Residential Hi-Rise	Development/ Senior Housing/ Medical	Shopping Center	Dining/Night Club/ 100 unit Parking Lot	Office/335 unit Parking Lot
(2) Gross Leasable Space — sq. ft.	204,070	1,814,988	208,805	304,300	14,000	65,912
(3) Total Sq. Footage	204,070	2,094,023	208,805	304,300	14,000	65,912
(4) No. of Units			112
(5) Acreage			7.00
(6) Date Acquired	2/6/2006	6/1/2006	7/14/2006	8/31/2006	11/7/2006	3/7/2007
(7) Date of Sale	currently owned	3/1/2007	currently owned	currently owned	currently owned	currently owned
(8) Number of years held	5.75	0.75	5.33	5.25	5.08	4.75
(9) Original mortgage financing	$10,175,779.00	$—	$600,000.00	$24,500,000.00	$750,000.00	$7,200,000.00
(10) Total costs of properties, including closing and soft costs	$12,998,678.00	$2,433,185.56	$965,707.00	$29,355,000.00	$855,661.69	$8,755,000.00
(11) Total Cumulative Capital Advanced during period owned	$3,823,161.00	$2,433,185.56	$1,442,000.00	$5,585,000.00	$596,000.00	$2,124,000
(12) Total Selling Price, Net of Closing Costs		$10,670,000.00
(13) Mortgage Balance at time of Sale		$—
(14) Total Cumulative Cash Distributions During Period Owned from Operations and Refinancing	$1,260,000.00	$—	$—	$3,283,775.00	$102,000.00	$1,111,885.00
(15) Cash Received Net of Closing costs		$3,670,000.00
(16) Total Cash Distributions	$1,260,000.00	$3,670,000.00	$—	$3,283,775.00	$102,000.00	$1,111,885.00
(17) Excess (Deficiency) Cash over Cash Expenditures	N/A	$1,236,814.44	N/A	N/A	N/A	N/A
(18) Percent Return of Capital(1)	32.96%	150.83%	N/A	58.80%	17.11%	52.35%
(19) Percent Return on Capital(2)		50.83%
(20) Percent Return of Capital — Annualized(3)	5.73%	201.11%	N/A	11.20%	3.37%	11.02%
(21) Percent Return on Capital — Annualized(4)	N/A	67.77%	N/A	N/A	N/A	N/A

(1)	Percent Return of Capital is calculated by dividing Total Cash Distributions, Item (16) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(2)	Percent Return on Capital is calculated by dividing Excess (Deficiency) Cash over Cash Expenditures, Item (17) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(3)	Percent Return of Capital — Annualized is calculated as follows: Percent Return of Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Capital — Annualized is calculated as follows: Percent Return on Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

Property	Medwick Marketplace Medina, OH	Waterfront Square 143 Montgomery St Albany, NY	116 Pine St Harrisburg, PA	299 Main St Poughkeepsie, NY	58 & 70 Parker Ave Poughkeepsie, NY	325 Main St Poughkeepsie, NY
(1) Type of Property	Shopping Center	Industrial/ Development	Office	Office/ Development	Industrial/ Development	Office/ Development
(2) Gross Leasable Space — sq. ft.	183,379	509,000	53,499	22,330	52,000	10,925
(3) Total Sq. Footage	183,379	509,000	53,499	22,330	52,000	10,925
(4) No. of Units
(5) Acreage
(6) Date Acquired	3/12/2007	5/21/2007	6/20/2008	3/18/2011	5/6/2011	6/30/2011
(7) Date of Sale	currently owned	8/23/2011	currently owned	currently owned	currently owned	currently owned
(8) Number of years held	4.75	4.25	3.41	0.75	0.58	0.50
(9) Original mortgage financing	$18,240,000.00	$1,800,000.00	$4,800,000.00	$—	$950,000.00	$—
(10) Total costs of properties, including closing and soft costs	$21,820,550.00	$1,460,686.16	$4,999,494.86	$309,200.00	$1,050,000.00	$266,480.80
(11) Total Cumulative Capital Advanced during period owned	$3,840,000.00	$300,000.00	$200,000.00	$309,200.00	$100,000.00	$266,480.80
(12) Total Selling Price, Net of Closing Costs		$500,000.00
(13) Mortgage Balance at time of Sale		$2,004,650.84
(14) Total Cumulative Cash Distributions During Period Owned from Operations and Refinancing	$2,035,000.00	$—	$378,000.00	$17,100.00	$7,500.00	$7,840.00
(15) Cash Received Net of Closing costs		$—
(16) Total Cash Distributions	$2,035,000.00	$—	$378,000.00	$17,100.00	$7,500.00	$7,840.00
(17) Excess (Deficiency) Cash over Cash Expenditures	N/A	$(300,000.00)	N/A	N/A	N/A	N/A
(18) Percent Return of Capital(1)	52.99%	-100.00%	189.00%	5.53%	7.50%	2.94%
(19) Percent Return on Capital(2)		-100.00%
(20)Percent Return of Capital — Annualized(3)	11.16%	N/A	55.43%	7.37%	12.93%	5.88%
(21) Percent Return on Capital — Annualized(4)	N/A	N/A	N/A	N/A	N/A	N/A

(1)	Percent Return of Capital is calculated by dividing Total Cash Distributions, Item (16) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(2)	Percent Return on Capital is calculated by dividing Excess (Deficiency) Cash over Cash Expenditures, Item (17) above, by Total Cumulative Capital Advanced during period owned, Item (11) above, and multiplying the result by 100.
(3)	Percent Return of Capital — Annualized is calculated as follows: Percent Return of Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.
(4)	Percent Return on Capital — Annualized is calculated as follows: Percent Return on Capital is calculated for each property for the period during which such property was owned. Based on the period of time for which each property is owned, a per annum rate of return is calculated for such property. This figure represents the average of such per annum rates of return for all properties in which Mr. Frydman and his affiliates invested for Mr. Frydman’s own account since 1996.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on December 21, 2011.

United Realty Trust Incorporated
By: /s/ Jacob Frydman Jacob Frydman Chief Executive Officer, Secretary and Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date
/s/ Eli Verschleiser Eli Verschleiser	President, Treasurer and Director	December 21, 2011
/s/ Jeff Pollack Jeff Pollack	Chief Financial Officer	December 21, 2011